EXHIBIT 23
                                                                      ----------

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Western Power & Equipment Corp. of our report dated October 15, 2002 relating to the financial statements and the financial schedules which appear in this Form 10-K.



MOSS ADAMS LLP

Beaverton, Oregon
October 15, 2002

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Western Power & Equipment Corp. of our report dated October 6, 2001 relating to the financial statements and the financial schedules which appear in this Form 10-K.



PRICEWATERHOUSECOOPERS LLP
Portland, Oregon
November 13, 2002